UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2017

SLM Student Loan Trust 2005-5

(Exact name of issuer as specified in its charter)

DELAWARE	333-103545/ 333-103545-03 (Commission File Numbers)	04-3480392
(State or other jurisdiction		(I.R.S. Employer
of formation)		Identification Number)

c/o Deutsche Bank Trust Company Americas

60 Wall Street, 60th Floor

Mail Stop NYC60-2606

New York, New York 10005

(Address of principal executive offices)

Registrant’s telephone number including area code: (703) 984-5858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing account standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events

On July 25, 2017, the terms of the class A-5 notes (the “Notes”) issued by SLM Student Loan Trust 2005-5 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on July 20, 2017. However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agent. As a result, a failed remarketing has been declared. Consequently, all existing class A-5 noteholders will be required to retain their Notes on the reset date. The related interest rate for the Notes will be the failed remarketing rate which is equal to three-month LIBOR plus 0.75% per annum and the related reset period will be three months. As such, the next applicable reset date will be October 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2005-5

By: NAVIENT SOLUTIONS, LLC, in its capacity as administrator of the Trust

Dated: July 20, 2017	By:	/s/ C. SCOTT BOOHER
	Name:	C. Scott Booher
	Title:	Vice President

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